UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 8, 2008

KENNETH COLE PRODUCTIONS, INC.

 (Exact name of registrant as specified in its charter)

Commission File Number 1-13082

New York

13-3131650

(State or other jurisdiction of

I.R.S. Employer

incorporation or organization)

Identification Number)

603 West 50th Street, New York, NY 10019

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 265-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 8, 2008, Kenneth Cole Productions, Inc. announced that it will launch the Le Tigre brand at JCPenney in spring 2008.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1 Press Release dated January 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kenneth Cole Productions, Inc.

Registrant

Dated:  January 10, 2008

By:     /s/ DAVID P. EDELMAN

Name: David P. Edelman

Title:   Chief Financial Officer

Exhibit Index

Description

Exhibit No.  99.1

Press Release dated January 8, 2008

Exhibit 99.1

Company Contact:	Investor Relations Contact:
David Edelman	James R. Palczynski
Chief Financial Officer	Principal
Kenneth Cole Productions, Inc.	Integrated Corporate Relations, Inc.
(212) 265-1500	(203) 682-8229

-- Kenneth Cole Productions to Expand the Le Tigre Brand to JCPenney --

New York, New York, January 8th 2008 / PR Newswire – Kenneth Cole Productions, Inc. (NYSE: KCP) today announced that it will launch the Le Tigre brand at JCPenney in spring 2008.  The brand will debut in juniors sportswear and is also expected to expand into other categories, such as juniors footwear and accessories as well as young men’s apparel, footwear and accessories.

In conjunction with the arrangement, Kenneth Cole Productions also announced that it has hired Ryan O’Sullivan, the former chief executive officer of Le Tigre, LLC, as the Divisional President of its new Le Tigre Division.  In addition, the Company has retained the existing Le Tigre design team and certain key individuals to maximize continuity in the brand aesthetic.

Mr. O’Sullivan stated, “My team and I are delighted to be joining forces with Kenneth Cole and I am excited to leverage the Le Tigre brand through major new accounts and partners, both in the United States and internationally.  We believe that JCPenney is an ideal retail partner for Le Tigre, allowing us to offer premium branded items to consumers at affordable prices.  I am confident that the Le Tigre brand will have great appeal for the JCPenney customer and I look forward to continuing to work with their organization to build a substantial long-term business.”

“Le Tigre is a powerful brand that brings a progressive, ‘active-inspired’ style to our merchandise offerings, enabling JCPenney – the No. 1 department store in the mall for teens -- to continue meeting the diverse styles of our juniors customer,” said Ken Hicks, president and chief merchandising officer, JCPenney.  “We look forward to expanding our relationship with Kenneth Cole Productions to offer the popular Le Tigre brand to more JCPenney customers in the future.”

About Kenneth Cole Productions, Inc.

Kenneth Cole Productions, Inc. designs, sources, and markets a broad range of footwear, handbags, and accessories under the registered trademarks KENNETH COLE NEW YORK, KENNETH

COLE REACTION, UNLISTED and TRIBECA as well as footwear under the proprietary trademarks GENTLE SOULS and LE TIGRE and under the licensed trademark BONGO.  The Company has also granted a wide variety of third party licenses for the production of men's, women's and children's apparel, as well as fragrances, timepieces, eyewear, and several other accessory categories. The Company's products are distributed through department stores, better specialty stores, and company-owned retail stores as well as direct to consumer catalogs and e-commerce. Further information can be found at http://www.kennethcole.com.

Forward Looking Statement Disclosure

The statements contained in this release, which are not historical facts, may be deemed to constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual future results might differ materially from those projected in such statements due to a number of risks and uncertainties, including but not limited to, demand and competition for the company's products, the ability to enter into new product license agreements or to renew or replace existing product licensee agreements, changes in consumer preferences or fashion trends, delays in anticipated store openings, and changes in the Company's relationships with retailers, licensees, vendors and other resources.  The forward looking statements contained herein are also subject to other risks and uncertainties that are described in the Company's reports and registration statements filed with the Securities and Exchange Commission.

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